Q4 2015 Results Supplement February 29, 2016 Please re fe r to TASER’s 8-K as filed with the Securitie s and Exchange Com m ission for add itional in form ation .

4Q15 Results Dashboard

IN MILLIONS, EXCEPT PER SHARE DATA



% of revenue
Revenue
+19.7% Y/Y
$46.8
$56.0
Q4 '14
Q4 '15
Gross Margin
58.6%
66.0%
+34.9% Y/Y
$27.4
$37.0
Q4 '14
Q4 '15
S G & A
30.8%
39.0%
+51.5% Y/Y
$14.4
$21.9
Q4 '14
Q4 '15
R & D
8.7%
11.8%
+62.9% Y/Y
$4.1
$6.6
Q4 '14
Q4 '15
Op Inc
19.1%
15.2%
-4.6% Y/Y
$8.9
$8.5
Q4 '14
Q4 '15
Bookings
+81.9% Y/Y
$24.6
$44.7
Q4 '14
Q4 '15
Net Income
10.9%
9.1%
0.4% Y/Y
$5.1
$5.1
Q4 '14
Q4 '15
Diluted EPS
$0.09
$0.09
Q4 '14
Q4 '15
Op. CF
+26.0% Y/Y
$12.8
$16.1
Q4 '14
Q4 '15

4Q15 Results Drivers In thousands Revenue Drivers 4Q14 v. 4Q15 Cash & Investments 118,305 11,186 7,556 6,003 19,933 7,263 3,291 15,289 4,911 1,926 90,437 YE 2014 Total Cash & Investments Net Income Stock-based comp. Depreciation & Amort. Increase in Def. Rev. Changes in working capital Business acquisitions Stock repurchase Capital Expenditures Other YE 2015 Total Cash & Investments 56,041 2,659 206 659 186 4,290 2,669 1,460 2,934 293 1,416 46,689 2014 Q4 Sales X26E X2 X26P Cartridges Axon Flex Axon Body Axon Dock Evidence.com TASERCam Other 2015 Q4 Sales

4Q15 Results Drivers In thousands SG&A Drivers 4Q14 v. 4Q15 SG&A Drivers 3Q15 v. 4Q15 21,856 14,424 Q4 2014 SGA Personnel Marketing Consulting & Lobbying Building Accounting Fees Legal Fees Other Q4 2015 SGA 21,856 17,834 Q3 2015 SGA Marketing Personnel Lobbying Legal Fees Building Repairs Consulting & Professional Fees Other Q4 2015 SGA